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                                                                    Exhibit 10.6


                               LICENSE AGREEMENT

     LICENSE AGREEMENT made and entered into this 30th day of December, 1997 by and between UNIQUE RESTAURANT CONCEPTS, INC., a Florida corporation, ("Licensor"), and UNIQUE WESTON, LTD., a Florida limited partnership ("Licensee").

                             W I T N E S S E T H :

     WHEREAS, Licensor is the owner, originator and creator of a restaurant concept known as "Max's Grille" (the "Restaurant"), which Restaurant utilizes certain products, recipes, services, procedures, standards, techniques, trade dress and other proprietary information (collectively, the "System"); and

     WHEREAS, Licensor has been engaged by Licensee to oversee the operation of a Restaurant pursuant to the terms of a management agreement between Licensor, Licensee and other parties (the "Management Agreement"); and

     WHEREAS, Licensor is the sole and exclusive owner of all proprietary and other property rights and interests in and to the service mark, trade name and logo: "Max's Grille," including all derivations thereof (the "Name"), and the System; and

     WHEREAS, it is understood by the parties that Licensor operates Restaurants in Florida, and may itself establish and/or grant licenses for the operation of additional Restaurants and that the success of Licensor's System will depend largely upon the acceptance and confidence of the public in the quality and standards of all of Licensor's establishments in the proper and sanitary preparation of their food and its service in a wholesome, appetizing and efficient manner; and

     WHEREAS, it is also understood by the parties that each Restaurant will be dependent on each of the others to establish and maintain the good will necessary for a successful operation, and therefore it is of benefit to, as well as an obligation of, each licensee to conform strictly to the terms and conditions of their respective license agreements, all of which are essential for such purposes; and Licensor must demand and receive rigid compliance and the maintenance of high, uniform standards of operation in order to insure the mutual success of all licensees; and

     WHEREAS, Licensee is desirous of acquiring a license to use the Name and the System in the operation of a Restaurant at the location hereinafter identified;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other valuable consideration, the receipt of which is hereby acknowledged, it is understood and agreed between the parties hereto as follows:

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                                   ARTICLE I
                                   ---------
                               GRANT OF LICENSE
                               ----------------


        1.1 Licensor represents and warrants that it is the sole and exclusive owner of all proprietary and other property rights and interests in and to the Name and the System.

        1.2 Licensor hereby grants to Licensee a non-exclusive license to use the Name and the System in the operation of a Restaurant located at The Waterway Shoppes of Weston in Weston, Florida.

        1.3 During the term of this Agreement, Licensor shall not (without the written consent of the Licensee) operate, manage, control or direct, either for itself or for others, nor shall it license any other person, firm or corporation to operate, manage, control or direct, any other Restaurant within a radius of five (5) miles of the Premises.

                                  ARTICLE II
                                  ----------
                                TERM OF LICENSE
                                ---------------

        2.1 This Agreement shall continue in perpetuity unless terminated as hereinafter provided.

        2.2 This Agreement shall terminate upon the occurrence of any of the following events:

              (a) If Licensee shall dissolve, be adjudicated a bankrupt, becomes insolvent, or if a receiver or custodian (permanent or temporary) of its property or any part thereof is appointed by a court of competent authority; if it makes a general assignment for the benefit of creditors; if a final judgment remains unsatisfied of record for thirty (30) days or longer (unless a supersedeas bond is filed) or if execution is levied against Licensee's business or property, or a suit to foreclose any lien or mortgage against the Premises or Restaurant is instituted against Licensee and not dismissed within thirty (30) days; or if the Management Agreement is terminated for any reason whatsoever including, without limitation, as the result of a breach by Licensor thereunder.

              (b) If Licensee defaults in the performance of any term or compliance with any condition of this Agreement and Licensee fails to cure any such default within twenty (20) days after written notice from Licensor to Licensee of such default.

                                  ARTICLE III
                                  -----------
                                  NO ROYALTY
                                  ----------

        The consideration for the grant of this license and the rights to use the Name and the System is the entering into and performance by Sforza Enterprises, Inc. ("SEI") of the Amended and Restated Agreement of Limited Partnership of Licensee ("Partnership Agreement") and Licensee's execution and delivery of the Management Agreement. Any default by SEI under the Partnership

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Agreement or any default by Licensee under the Management Agreement shall be deemed a default by Licensee hereunder. No ongoing royalty shall be payable under this license.

                                  ARTICLE IV
                                  ----------
                     RESTAURANT PREMISES AND CONSTRUCTION
                     ------------------------------------

        4.1 The Restaurant shall be constructed by Licensee in accordance with general plans, specifications and designs approved in writing by Licensor. Licensee shall not make any material changes or alterations to the Restaurant without Licensor's approval.

        4.2 Licensee disclaims any right or interest in the creation or development of the Name or any other of Licensor's service marks and trade names used in connection with a Restaurant and to the good-will derived therefrom and acknowledges that Licensor has the sole right to use the Name, such service marks and trade marks. Licensee will use the Name, such service marks and/or trade names only in the manner and to the extent specifically permitted in this Agreement. All advertising, publicity, signs, decorations, furnishings, equipment or other matter employing in any way whatsoever the words "Max's Grille" or "Max's" shall be submitted to Licensor for its approval, which shall not be unreasonably withheld, prior to publication or use and shall bear a SM designation and, if requested by Licensor, a phrase acknowledging Licensor's ownership thereof.

        4.3 Licensee shall not in any way do anything to infringe upon, harm or contest the rights of Licensor in the Name or incorporate the Name in its firm name or corporate name with out having obtained the prior written approval of Licensor.

        4.4 In the event Licensee learns of any claim or infringement of the Name licensed hereunder, or any claim of unfair competition or other challenge to Licensee's right to use the System or any service mark or trade name licensed hereunder, Licensee shall promptly notify Licensor. Licensor shall defend and indemnify Licensee harmless from any and all claims, demands, causes of action, damages, costs and expenses whatsoever (including, but not limited to, reasonable attorneys' fees) arising directly or indirectly from or out of Licensee's use of the Name and the System, or otherwise arising directly or indirectly from or out of any alleged action or omission of Licensor, or any affiliate of Licensor. Licensor shall have the sole and exclusive right, in its reasonable discretion, at its own cost and expense and for its own use and benefit, to institute suit or take such other action as it may deem proper to restrain any such infringement and defend any other such claim. In the event Licensor reasonably determines not to restrain any such infringement or not to commence or thereafter not to prosecute any suit, Licensee shall not have the right to commence any such proceeding. Each of the parties hereto shall be entitled to be represented in any proceeding relating to the matters covered by this section in which the other party is involved, at its own cost and expense. Each party hereto shall fully cooperate with the other in any such proceeding, provided that it is reimbursed for its costs and expenses for doing so, not including counsel fees, if any.

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        4.5   Licensee agrees not to contest, directly or indirectly, Licensor's rights or interest in and to the service marks, trade names, trade secrets, methods, procedure and advertising techniques which are part of Licensor's business. Licensee, moreover, will not contest, directly or indirectly, Licensor's rights to use or license others to use such service marks, trade names, trade secrets, methods, procedures and techniques outside the territory reserved to Licensee. Licensee acknowledges that the recipes, products, proprietary formulations, technology, know-how and operation of the Restaurant is derived from information disclosed by Licensor to Licensee and that such information is proprietary and confidential and constitutes a trade secret of Licensor. Licensee shall take all action necessary to, and shall, at all times, treat all such confidential information as confidential, and shall maintain such information as secret, divulging the same only to such of its employees as must have access to such confidential information in order to properly operate the Restaurant. Upon termination hereof for any reason whatsoever all of Licensee's rights to use such information shall cease.

                                   ARTICLE V
                                   ---------
                            COMPLIANCE WITH SYSTEM
                            ----------------------

        5.1 Licensee understands and acknowledges that benefits to both parties will be de rived from uniformity of quality and appearance among all licensees which can be accomplished more effectively, in most cases, by the use of standardized equipment, tables, fixtures, food, beverages, dishes, and supplies (collectively "Material") which may or may not be purchased from common sources of supply. Licensee shall only purchase Material which complies with the specifications from time-to-time promulgated in writing by Licensor regarding such Material. If Licensee wishes to purchase Material which does not conform to then existing specifications, Licensor shall review Licensee's proposed change of specifications and advise Licensee whether or not such changed specifications are acceptable to it in its sole discretion. Any and all costs and expenses incurred by Licensor in reviewing, analyzing and considering such changed specifications shall be paid by Licensee.

        5.2 Licensee agrees to diligently operate the Restaurant in strict compliance with the System and to abide by all recommendations of Licensor relating to, and changes in, said System.

                                  ARTICLE VI
                                  ----------
                             COVENANTS OF LICENSEE
                             ---------------------

        6.1   Licensee further agrees as follows:

              (a) To maintain a high moral standard and atmosphere at Licensee's Restaurant; to train and supervise its employees in compliance with all local and state health code and food preparation laws; to properly and in a sanitary manner prepare all food and beverages and to serve the same in a wholesome, appetizing and efficient manner; to maintain the Premises and the Restaurant in a clean, safe and orderly manner; to provide efficient, courteous and high quality

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service to the public, to the end that the Restaurant shall help to create and build good will among the public for Max's Grille restaurants as a whole, and so that Licensor, Licensee, and each member of said System shall be benefited, and the public assured uniform, efficient, courteous, high quality service on a standardized national basis.

              (b) To advertise, sell or offer for sale only those items which are sold by Licensor in its company-owned Restaurants or approved by Licensor in writing prior to offering the same for sale.

              (c) Not to carry on or conduct or permit others to carry on or conduct any other business activity or operation from the Premises other than the operation of the licensed business.

                                  ARTICLE VII
                                  -----------
                                  ASSIGNMENT
                                  ----------

        7.1 Licensee shall neither sell, assign, transfer or encumber this Agreement or any right or interest therein or thereunder, or offer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law or otherwise, without the prior written consent of Licensor in each instance. For purposes hereof, the term "assignment" shall include a sale or transfer, whether in a single transaction or in a series of transactions, of more than a fifty percent ownership interest in Licensee or a transfer of control of the corporate general partner of Licensee.

                                 ARTICLE VIII
                                 ------------
                                  TERMINATION
                                  -----------

        8.1 Upon termination of this Agreement, Licensee's right to use in any manner the Name or any other of Licensor's marks used by Licensee (or insignia or slogan used in connection therewith), or any confusingly similar trademark, service mark, trade name or insignia shall terminate forthwith. Licensee shall not thereafter directly or indirectly identify itself in any manner as a Max's Grille or publicly identify itself as a former Max's Grille or use any of Licensor's trade secrets, signs, symbols, devices, recipes, formulas or other materials constituting part of the System.

        8.2 Upon the termination of this Agreement, the Licensee shall immediately discontinue the use of all service marks, trade names, signs, structures, and forms of advertising indicative of Max's Grille, its symbols, service marks or its menu items; and, so far as the Licensee may lawfully do so, shall make or cause to be made such removals of or changes in signs, buildings and structures as the Licensor shall reasonably direct so as to eliminate the names "Max's Grille" from the Premises and to effectively distinguish the Restaurant from its former appearance and from any other Max's Grille restaurant.

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                                  ARTICLE IX
                                  ----------
                                 MISCELLANEOUS
                                 -------------

        9.1   Entire Agreement.  The privileges herein granted to Licensee
              ----------------
contemplate the operation of a restaurant at the Premises and the rights herein granted shall not be applied or extended, directly or indirectly, to any other business or enterprise without the express consent in writing of Licensor. This Agreement contains the entire agreement of the parties with respect to the license of the Name, other service marks and System and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Licensor to exercise any power given it hereunder or to insist upon strict compliance by Licensee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Licensor's right to demand exact compliance with the terms hereof. Waiver by the Licensor of any particular default by the Licensee shall not affect or impair the Licensor's rights in respect of any subsequent default of the same or of a different nature, nor shall any default or omission of the Licensor to exercise any rights arising from such defaults affect or impair the Licensor's rights as to such default or any subsequent default.

        9.2   Force Majeure.  Neither Licensor nor Licensee shall be liable to
              -------------
perform any of its obligations under this Agreement if such failure to perform is due to strikes, lockouts, stoppages, accidents, transportation delays, war, government regulations or act of God or other cause beyond the reasonable control of Licensor or Licensee and the happening of any such cause of delays shall extend the time of performance by the time occasioned by any such cause of delay.

        9.3   Severability.  If any covenant or other provision of this
              ------------
Agreement is invalid, or incapable of being enforced, by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

        9.4   Compliance with Laws.  Licensee shall conduct its business and
              --------------------
maintain the Restaurant in strict compliance with all applicable laws, ordinances, regulations, and other requirements of any federal, state, county, municipal, or other consent for the operation of its business.

        9.5   Amendments.  Neither this Agreement nor any provision hereof may
              ----------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which endorsement of the change, waiver, discharge or termination is sought.

        9.6   Binding Effect.  This Agreement shall be binding upon the parties,
              --------------
their permitted successors and assigns.

        9.7   Governing Law. This License Agreement shall be governed by the
              -------------
laws of the State of Florida.

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        9.8   Litigation.  If any party hereto engages in litigation against the
              ----------
other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party against whom said final judgment is obtained shall reimburse the Prevailing
Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its rights hereunder, including, but not limited to, all attorneys' fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

        9.9   Notices.  Any notice required or permitted to be delivered to
              -------
either party under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service Depository, postage prepaid, registered or certified, return receipt requested, and addressed to the party at the address set forth below, or such other address as shall be specified by written notice delivered to the other party:

              If to Licensor:     Unique Restaurant Concepts, Inc.
                                  490 East Palmetto Park Road, Suite 110
                                  Boca Raton, Florida 33432
                                  Attention:  Dennis Max, President

              If to Licensee:     Unique Weston, Ltd.
                                  c/o URC, Inc.
                                  490 East Palmetto Park Road, Suite 110
                                  Boca Raton, Florida 33432
                                  Attention:  Dennis Max, President

              with a copy to:     Sforza Enterprises, Inc.
                                  330 Clematis Street, Suite 211
                                  West Palm Beach, Florida 33401

              and an additional
              copy to:            Ralph V. De Martino, Esq.
                                  De Martino, Finkelstein, Rosen & Virga
                                  1818 N Street, Suite 400
                                  Washington, DC  20036

              All notices, demands and requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof or the date of actual receipt in the case of

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delivery by other means. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request when sent.

        9.10  Counterparts.  This Agreement and any amendments hereto may be
              ------------
executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

                                       LICENSOR:

                                       UNIQUE RESTAURANT CONCEPTS, INC., a
                                       Florida corporation


                                       By:     /s/ Dennis Max, President
                                          --------------------------------------
                                                   Dennis Max, President

                                       LICENSEE:

                                       UNIQUE WESTON, LTD., a Florida limited
                                       partnership

                                       By:  UNIQUE WESTON, INC., a Florida
                                            corporation, its General Partner


                                            By:    /s/ Dennis Max
                                               ---------------------------------

                                            Title:  President
                                                  ------------------------------

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